AGREEMENT AND PLAN OF REORGANIZATION
      This Agreement and Plan of Reorganization (the "Agreement") is
made as of
April 30,
2004, by Van Kampen Equity Trust II (the "Equity Trust II"), a
registered open-
end
investment company, SEC File No. 811-9279, on behalf of its series, Van
Kampen
International Advantage Fund (the "Acquiring Fund"), and Van Kampen
Series Fund,
Inc. (the
"Series Fund"), a registered open-end investment company, SEC File No.
811-7140,
on behalf
of its series, Van Kampen International Magnum Fund (the "Target Fund"). W I T N E S S E T H:
      WHEREAS, the Board of Directors of the Series Fund, on behalf of the
Target Fund
(the "Target Fund Board"), and the Board of Trustees of the Equity Trust
II, on
behalf of the
Acquiring Fund (the "Acquiring Fund Board" and, together with the Target
Fund
Board, the
"Boards"), have determined that this Agreement, whereby the Target Fund would
transfer all
of its assets and liabilities to the Acquiring Fund in exchange for shares of
the Acquiring
Fund, is in the best interests of the shareholders of their respective funds;
and
      WHEREAS, the parties intend that this transaction qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as
amended
(the
"Code");
      NOW, THEREFORE, in consideration of the mutual promises contained herein,
and
intending to be legally bound hereby, the parties hereto agree as follows:
1.	PLAN
OF TRANSACTION.
      A.
	TRANSF
ER OF ASSETS.  Upon satisfaction of the conditions precedent set forth
in Sections 7 and 8 hereof, the Target Fund will convey, transfer and deliver to
the Acquiring
Fund at the closing provided for in Section 2 hereof, all of the existing assets
of the Target
Fund (including accrued interest to the Closing Date (as defined below)), free
and clear of all
liens, encumbrances and claims whatsoever (the assets so transferred collectively being referred to as the "Assets").
      B.
	CONSID
ERATION.  In consideration thereof, the Acquiring Fund agrees that the
Acquiring Fund at the closing will (i) deliver to the Target Fund full
and
fractional Class A,
Class B and Class C common shares of beneficial interest, $0.01 par value per
Share, of the
Acquiring Fund with an aggregate net asset value equal to the aggregate dollar
value of the
Assets net of any liabilities of the Target Fund described in Section
3.E.
hereof (the
"Liabilities") determined pursuant to Section 3.A. of this Agreement (collectively, the
"Acquiring Fund Shares") and (ii) assume all of the Liabilities of the
Target
Fund.  The
calculation of Acquiring Fund Shares to be exchanged shall be carried out to no
less than two
(2) decimal places.  All Acquiring Fund Shares delivered to the Target
Fund in
exchange for
such Assets shall be delivered at net asset value without sales load, commission
or other
transactional fees being imposed.
2.
	CLOSIN
G OF THE TRANSACTION.
      CLOSING DATE.  The closing shall occur within fifteen (15)
business days
after the
later of the receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Target Fund at which this Agreement will be
considered and
approved, or such later date as soon as practicable thereafter as the parties
may mutually agree
(the "Closing Date").  On the Closing Date, the Acquiring Fund shall deliver to
the Target
Fund the Acquiring Fund Shares in the amount determined pursuant to
Section 1.B.
hereof,
and the Target Fund thereafter shall, in order to effect the distribution of
such shares to Target
Fund shareholders, instruct the Acquiring Fund to register the pro rata interest
in the
Acquiring Fund Shares (in full and fractional shares) of each of the holders of
record of shares
of the Target Fund in accordance with their holdings of Class A, Class B
or
Class C shares of
the Target Fund and shall provide as part of such instruction a complete
and
updated list of
such holders (including addresses and taxpayer identification numbers), and the
Acquiring
Fund agrees promptly to comply with said instruction.  The Acquiring
Fund shall
have no
obligation to inquire as to the validity, propriety or correctness of such
instruction, but shall
assume that such instruction is valid, proper and correct.
3.
	PROCED
URE FOR REORGANIZATION.
      A.
	VALUAT
ION.  The value of the Assets and Liabilities of the Target
Fund to be
transferred and assumed, respectively, by the Acquiring Fund shall be computed
as of the
Closing Date, in the manner set forth in the most recent Prospectus and Statement of
Additional Information of the Acquiring Fund (collectively, the
"Acquiring Fund
Prospectus"), copies of which have been delivered to the Target Fund.
      B.
	DELIVE
RY OF FUND ASSETS.  The Assets shall be delivered to State
Street
Bank and Trust Company or other custodian as designated by the Acquiring
Fund
(collectively
the "Custodian") for the benefit of the Acquiring Fund, duly endorsed in proper
form for
transfer in such condition as to constitute a good delivery thereof, free and
clear of all liens,
encumbrances and claims whatsoever, in accordance with the custom of brokers,
and shall be
accompanied by all necessary state stock transfer stamps, if any, the cost of
which shall be
borne by the Target Fund.
      C.
	FAILUR
E TO DELIVER SECURITIES.  If the Target Fund is unable to make delivery pursuant to Section 3.B. hereof to the Custodian of any of the securities of the Target
Fund, then, in lieu of such delivery, the Target Fund shall deliver to the
Custodian, with
respect to said securities, executed copies of an agreement of assignment and
due bills,
together with such other documents as may be required by the Acquiring
Fund or
Custodian.
      D.
	SHAREH
OLDER ACCOUNTS.  The Acquiring Fund, in order to assist the
Target
Fund in the distribution of the Acquiring Fund Shares to Target Fund shareholders after delivery of the Acquiring Fund Shares to the Target Fund, will establish,
pursuant to the
request of the Target Fund, an open account with the Acquiring Fund for each
shareholder of
the Target Fund and, upon request by the Target Fund, shall transfer to such
accounts the exact
number of Acquiring Fund Shares then held by the Target Fund specified in the
instruction
provided pursuant to Section 2 hereof.  The Acquiring Fund is not required to
issue certificates
representing Acquiring Fund Shares unless requested to do so by a shareholder.
Upon
liquidation or dissolution of the Target Fund, certificates representing shares
of the Target
Fund shall become null and void.
      E.
	LIABIL
ITIES.  The Liabilities shall include all of the Target Fund's liabilities,
debts, obligations, and duties of whatever kind or nature, whether absolute,
accrued,
contingent, or otherwise, whether or not arising in the ordinary course of
business, whether or
not determinable at the Closing Date, and whether or not specifically referred
to in this
Agreement.
      F.
	EXPENS
ES.  In the event that the transactions contemplated herein
are
consummated, the Target Fund will pay the expenses of the
Reorganization,
including the
costs of the special meeting of shareholders of the Target Fund. In addition, as
part of the
Reorganization, the Target Fund will write off its remaining unamortized organizational expenses, which shall be reimbursed by Van Kampen Asset Management (or a subsidiary or affiliate thereof).  In the event that the transactions contemplated herein are
not consummated
for any reason, then all reasonable outside expenses incurred to the date of
termination of this
Agreement shall be borne by Van Kampen Asset Management (or a subsidiary
or
affiliate
thereof).
      G.
	DISSOL
UTION.  As soon as practicable after the Closing Date, but in no event
later than one year after the Closing Date, the Target Fund shall voluntarily
dissolve and
completely liquidate by taking, in accordance with the law in the state of its
organization and
federal securities laws, all steps as shall be necessary and proper to effect a
complete
liquidation and dissolution of the Target Fund.  Immediately after the
Closing
Date, the share
transfer books relating to the Target Fund shall be closed and no transfer of
shares shall
thereafter be made on such books.
4.
	REPRES
ENTATIONS AND WARRANTIES OF THE TARGET FUND.
      The Target Fund hereby represents and warrants to the Acquiring
Fund,
which
representations and warranties are true and correct on the date hereof,
and
agrees with the
Acquiring Fund that:
      A.
	ORGANI
ZATION.  The Target Fund is duly formed and in good standing under
the laws of the state of its organization and is duly authorized to transact
business in the state
of its organization. The Target Fund is qualified to do business in all jurisdictions in which it is required to be so qualified, except  jurisdictions in which the failure to so
qualify would not
have a material adverse effect on the Target Fund.  The Target Fund has all
material federal,
state and local authorizations necessary to own all of its properties and assets
and to carry on
its business as now being conducted, except authorizations which the failure to
so obtain
would not have a material adverse effect on the Target Fund.
      B.
	REGIST
RATION.  The Series Fund is registered under the Investment
Company
Act of 1940, as amended (the "1940 Act"), as an open-end management investment
company,
and such registration has not been revoked or rescinded.  The Target
Fund is in
compliance in
all material respects with the 1940 Act and the rules and regulations thereunder
with respect to
its activities.  All of the outstanding shares of common stock of the
Target
Fund have been
duly authorized and are validly issued, fully paid and nonassessable and not
subject to
pre-emptive or dissenters' rights.
      C.
	AUDITE
D FINANCIAL STATEMENTS.  The statement of assets and
liabilities
and the portfolio of investments and the related statements of operations and
changes in net
assets of the Target Fund audited as of and for the year ended June 30,
2004,
true and
complete copies of which have been heretofore furnished to the Acquiring
Fund,
fairly
represent the financial condition and the results of operations of the
Target
Fund as of and for
their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.
      D.
	FINANC
IAL STATEMENTS.  The Target Fund shall furnish to the
Acquiring
Fund within five (5) business days after the Closing Date an unaudited statement
of assets and
liabilities and the portfolio of investments and the related statements of
operations and
changes in net assets as of and for the interim period ending on the
Closing
Date; such
financial statements will represent fairly the financial position and portfolio
of investments
and the results of the Target Fund's operations as of, and for the periods
ending on, the dates
of such statements in conformity with generally accepted accounting principles
applied on a
consistent basis during the periods involved and the results of its operations
and changes in
financial position for the period then ended; and such financial statements
shall be certified by
the Treasurer of the Target Fund as complying with the requirements hereof.
      E.
	CONTIN
GENT LIABILITIES.  There are, and as of the Closing Date will be, no
contingent Liabilities of the Target Fund not disclosed in the financial statements delivered pursuant to Sections 4.C. and 4.D. which would materially affect the
Target
Fund's financial
condition, and there are no legal, administrative or other proceedings pending
or, to its
knowledge, threatened against the Target Fund which would, if adversely determined, materially affect the Target Fund's financial condition. All Liabilities were
incurred by the
Target Fund in the ordinary course of its business.
      F.
	MATERI
AL AGREEMENTS.  The Target Fund is in compliance with all
material
agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and, except as referred to in the most recent Prospectus
and
Statement of
Additional Information of the Target Fund (collectively, the "Target
Fund
Prospectus"), there
are no material agreements outstanding relating to the Target Fund to which the
Target Fund is
a party.
      G.
	STATEM
ENT OF EARNINGS.  As promptly as practicable, but in any case no
later than 30 calendar days after the Closing Date, the Target Fund shall
furnish the Acquiring
Fund with a statement of the earnings and profits of the Target Fund within the
meaning of the
Code as of the Closing Date.
      H.	TAX
RETURNS.  At the date hereof and on the Closing Date, all
federal and other
material tax returns and reports of the Target Fund required by law to have been
filed by such
dates shall have been filed, and all federal and other taxes shown thereon shall
have been paid
so far as due, or provision shall have been made for the payment thereof, and to
the best of the
Target Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to any such return.
      I.
	CORPOR
ATE AUTHORITY.  The Target Fund has the necessary power to
enter
into this Agreement and to consummate the transactions contemplated herein. The
execution,
delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Target Fund Board,
and
except for
obtaining approval of the Target Fund shareholders, no other corporate acts or
proceedings by
the Target Fund are necessary to authorize this Agreement and the transactions
contemplated
herein.  This Agreement has been duly executed and delivered by the
Target Fund
and
constitutes a valid and binding obligation of the Target Fund enforceable in
accordance with
its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights
generally, or by
general principles of equity (regardless of whether enforcement is sought in a
proceeding at
equity or law).
      J.	NO
VIOLATION; CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Target Fund does not and will not
(i)
result in a material
violation of any provision of the Target Fund's organizational documents, (ii)
violate any
statute, law, judgment, writ, decree, order, regulation or rule of any court or
governmental
authority applicable to the Target Fund, (iii) result in a material violation or
breach of or
constitute a default under any material contract, indenture, mortgage, loan
agreement, note,
lease or other instrument or obligation to which the Target Fund is subject or
(iv) result in the
creation or imposition of any lien, charge or encumbrance upon any property or
asset of the
Target Fund. Except as have been obtained, (i) no consent, approval, authorization, order or filing with or notice to any court or governmental authority or agency is
required for the
consummation by the Target Fund of the transactions contemplated by this Agreement and (ii)
no consent of or notice to any third party or entity is required for the consummation by the
Target Fund of the transactions contemplated by this Agreement.
      K.
	ABSENC
E OF CHANGES.  From the date of this Agreement through the
Closing
Date, there shall not have been:
      (1)	any
change in the business, results of operations, assets, financial condition or
manner of conducting the business of the Target Fund, other than changes in the
ordinary
course of its business, or any pending or threatened litigation, which has had
or may have a
material adverse effect on such business, results of operations, assets, financial condition or manner of conducting business;
      (2)	issued
by the Target Fund any option to purchase or other right to
acquire
shares of the Target Fund to any person other than subscriptions to purchase
shares at net asset
value in accordance with terms in the Target Fund Prospectus;
      (3)	any
entering into, amendment or termination of any contract or
agreement by
the Target Fund, except as otherwise contemplated by this Agreement;
      (4)	any
indebtedness incurred, other than in the ordinary course of
business, by the
Target Fund for borrowed money, or any commitment to borrow money entered into
by the
Target Fund;
      (5)	any
amendment of the Target Fund's organizational documents; or
      (6)	any
grant or imposition of any lien, claim, charge or encumbrance
(other than
encumbrances arising in the ordinary course of business with respect to covered
options) upon
any asset of the Target Fund other than a lien for taxes not yet due and payable.
      L.	TITLE.
On the Closing Date, the Target Fund will have good and
marketable title
to the Assets, free and clear of all liens, mortgages, pledges, encumbrances,
charges, claims
and equities whatsoever, other than a lien for taxes not yet due and payable,
and full right,
power and authority to sell, assign, transfer and deliver such Assets;
upon
delivery of such
Assets, the Acquiring Fund will receive good and marketable title to such
Assets, free and
clear of all liens, mortgages, pledges, encumbrances, charges, claims
and
equities whatsoever,
other than a lien for taxes not yet due and payable.
      M.
	PROSPE
CTUS/PROXY STATEMENT. The Registration Statement and the Prospectus/Proxy Statement contained therein, as of the effective date of the
Registration
Statement, and at all times subsequent thereto up to and including the
Closing
Date, as
amended or as supplemented if it shall have been amended or
supplemented,
conform and will
conform as they relate to the Target Fund, in all material respects, to the
applicable
requirements of the applicable federal and state securities laws and the rules
and regulations of
the Securities and Exchange Commission (the "SEC") thereunder, and do not and
will not
include any untrue statement of a material fact or omit to state any material
fact required to be
stated therein or necessary to make the statements therein, in light of the
circumstances under
which they were made, not misleading, except that no representations or warranties in this
Section 4.M. apply to statements or omissions made in reliance upon and in
conformity with
written information concerning the Acquiring Fund furnished to the
Target Fund
by the
Acquiring Fund.
      N.	TAX
QUALIFICATION.  The Target Fund has qualified as a regulated investment
company within the meaning of Section 851 of the Code for each of its taxable
years and has
satisfied the distribution requirements imposed by Section 852 of the
Code for
each of its
taxable years.
      O.	FAIR
MARKET VALUE.  The fair market value on a going concern basis of the
Assets will equal or exceed the Liabilities to be assumed by the
Acquiring Fund
and those to
which the Assets are subject.
      P.	TARGET
FUND LIABILITIES.  Except as otherwise provided for herein,
the
Target Fund shall use reasonable efforts, consistent with its ordinary operating
procedures, to
repay in full any indebtedness for borrowed money and have discharged or reserved against all of the Target Fund's known debts, liabilities and obligations including expenses, costs and charges whether absolute or contingent, accrued or unaccrued.
5.
	REPRES
ENTATIONS AND WARRANTIES OF THE ACQUIRING FUND.
      The Acquiring Fund hereby represents and warrants to the Target
Fund,
which
representations and warranties are true and correct on the date hereof,
and
agrees with the
Target Fund that:
      A.
	ORGANI
ZATION.  The Acquiring Fund is duly formed and in good
standing
under the laws of the state of its organization and is duly authorized to
transact business in the
state of its organization.  The Acquiring Fund is qualified to do business in
all jurisdictions in
which it is required to be so qualified, except jurisdictions in which the
failure to so qualify
would not have a material adverse effect on the Acquiring Fund. The
Acquiring
Fund has all
material federal, state and local authorizations necessary to own all of its
properties and assets
and to carry on its business and the business thereof as now being conducted,
except
authorizations which the failure to so obtain would not have a material adverse
effect on the
Acquiring Fund.
      B.
	REGIST
RATION.  The Equity Trust II is registered under the 1940 Act as an
open-end management investment company and such registration has not been
revoked or
rescinded.  The Acquiring Fund is in compliance in all material respects with
the 1940 Act and
the rules and regulations thereunder with respect to its activities.
All of the
outstanding
common shares of beneficial interest of the Acquiring Fund have been duly
authorized and are
validly issued, fully paid and nonassessable and not subject to pre-
emptive or
dissenters'
rights.
      C.
	AUDITE
D FINANCIAL STATEMENTS.  The statement of assets and
liabilities
and the portfolio of investments and the related statements of operations and
changes in net
assets of the Acquiring Fund audited as of and for the year ended August
31,
2004, true and
complete copies of which have been heretofore furnished to the Target
Fund,
fairly represent
the financial condition and the results of operations of the Acquiring
Fund as
of and for their
respective dates and periods in conformity with generally accepted accounting
principles
applied on a consistent basis during the periods involved.
      D.
	FINANC
IAL STATEMENTS.  The Acquiring Fund shall furnish to the
Target
Fund within five (5) business days after the Closing Date an unaudited statement
of assets and
liabilities and the portfolio of investments and the related statements of
operations and
changes in net assets as of and for the interim period ending on the
Closing
Date; such
financial statements will represent fairly the  financial position and portfolio
of investments
and the results of its operations as of, and for the period ending on, the dates
of such
statements in conformity with generally accepted accounting principles applied
on a consistent
basis during the periods involved and the results of its operations and changes
in financial
position for the periods then ended; and such financial statements shall be
certified by the
Treasurer of the Acquiring Fund as complying with the requirements hereof.
      E.
	CONTIN
GENT LIABILITIES.  There are, and as of the Closing Date will be, no
contingent Liabilities of the Acquiring Fund not disclosed in the financial
statements delivered
pursuant to Sections 5.C. and 5.D. which would materially affect the
Acquiring
Fund's
financial condition, and there are no legal, administrative, or other proceedings pending or, to its knowledge, threatened against the Acquiring Fund which would, if adversely
determined,
materially affect the Acquiring Fund's financial condition.  All
Liabilities
were incurred by the
Acquiring Fund in the ordinary course of its business.
      F.
	MATERI
AL AGREEMENTS.  The Acquiring Fund is in compliance with all material agreements, rules, laws, statutes, regulations and
administrative
orders affecting its
operations or its assets; and, except as referred to in the Acquiring
Fund
Prospectus, there are
no material agreements outstanding relating to the Acquiring Fund to which the
Acquiring
Fund is a party.
      G.	TAX
RETURNS.  At the date hereof and on the Closing Date, all
federal and other
material tax returns and reports of the Acquiring Fund required by law to have
been filed by
such dates shall have been filed, and all federal and other taxes shown thereon
shall have been
paid so far as due, or provision shall have been made for the payment thereof,
and to the best
of the Acquiring Fund's knowledge no such return is currently under audit and no
assessment
has been asserted with respect to any such return.
      H.
	CORPOR
ATE AUTHORITY.  The Acquiring Fund has the necessary power to enter into this Agreement and to consummate the transactions contemplated
herein. The
execution, delivery and performance of this Agreement and the consummation of
the
transactions contemplated herein have been duly authorized by the
Acquiring Fund
Board, no
other corporate acts or proceedings by the Acquiring Fund are necessary to
authorize this
Agreement and the transactions contemplated herein.  This Agreement has been
duly executed
and delivered by the Acquiring Fund and constitutes a valid and binding obligation of the
Acquiring Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity
(regardless of
whether enforcement is sought in a proceeding at equity or law).
      I.	NO
VIOLATION; CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Acquiring Fund does not and will not (i)
result in a
material violation of any provision of the Acquiring Fund's
organizational
documents, (ii)
violate any statute, law, judgment, writ, decree, order,  regulation or rule of
any court or
governmental authority applicable to the Acquiring Fund, (iii) result in
a
material violation or
breach of or constitute a default under any material contract, indenture,
mortgage, loan
agreement, note, lease or other  instrument or obligation to which the
Acquiring
Fund is
subject or (iv) result in the creation or imposition or any lien, charge
or
encumbrance upon any
property or asset of the Acquiring Fund.  Except as have been obtained,
(i) no
consent,
approval, authorization, order or filing with or notice to any court or governmental authority or agency is required for the consummation by the Acquiring Fund of the transactions
contemplated by this Agreement and (ii) no consent of or notice to any third
party or entity is
required for the consummation by the Acquiring Fund of the transactions contemplated by this
Agreement.
      J.
	ABSENC
E OF PROCEEDINGS. There are no legal, administrative or other proceedings pending or, to its knowledge, threatened against the Acquiring Fund which would
materially affect its financial condition.
      K.	SHARES
OF THE ACQUIRING FUND: REGISTRATION.  The Acquiring Fund
Shares to be issued pursuant to Section 1 hereof will be duly registered under
the Securities
Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.
      L.	SHARES
OF THE ACQUIRING FUND: AUTHORIZATION.  The Acquiring
Fund Shares to be issued pursuant to Section 1 hereof have been duly authorized
and, when
issued in accordance with this Agreement, will be validly issued, fully paid and
nonassessable,
will not be subject to pre-emptive or dissenters' rights and will conform in all
material respects
to the description thereof contained in the Acquiring Fund Prospectus furnished
to the Target
Fund.
      M.
	ABSENC
E OF CHANGES.  From the date hereof through the Closing Date, there
shall not have been any change in the business, results of operations, assets,
financial
condition or manner of conducting the business of the Acquiring Fund, other than
changes in
the ordinary course of its business, which has had a material adverse effect on
such business,
results of operations, assets, financial condition or manner of conducting
business.
      N.
	REGIST
RATION STATEMENT.  The Registration Statement and the
Prospectus/Proxy Statement contained therein, as of the effective date of the
Registration
Statement, and at all times subsequent thereto up to and including the
Closing
Date, as
amended or as supplemented if they shall have been amended or supplemented,
conforms and
will conform, as they relate to the Acquiring Fund, in all material respects, to
the applicable
requirements of the applicable federal securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material
fact or omit to
state any material fact required to be stated therein or necessary to make the
statements
therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section 5 apply to statements
or
omissions made in
reliance upon and in conformity with written information concerning the
Target
Fund
furnished to the Acquiring Fund by the Target Fund.
      O.	TAX
QUALIFICATION. The Acquiring Fund has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable
years and has satisfied the distribution requirements imposed by Section
852 of
the Code for
each of its taxable years.
6.
	COVENA
NTS.
      During the period from the date of this Agreement and continuing until the
Closing
Date, the Target Fund and Acquiring Fund each agree as follows (except as
expressly
contemplated or permitted by this Agreement):
      A.	OTHER
ACTIONS.  The Target Fund and Acquiring Fund shall operate
only in
the ordinary course of business consistent with prior practice.  No party shall
take any action
that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material
respect.
      B.
	GOVERN
MENT FILINGS; CONSENTS.  The Target Fund and Acquiring Fund
shall file all reports required to be filed by the Target Fund and
Acquiring
Fund with the SEC
between the date of this Agreement and the Closing Date and shall deliver to the
other party
copies of all such reports promptly after the same are filed.  Except where
prohibited by
applicable statutes and regulations, each party shall promptly provide the other
(or its counsel)
with copies of all other filings made by such party with any state, local or
federal government
agency or entity in connection with this Agreement or the transactions contemplated hereby.
Each of the Target Fund and the Acquiring Fund shall use all reasonable efforts
to obtain all
consents, approvals and authorizations required in connection with the consummation of the transactions contemplated by this Agreement and to make all necessary filings
with the
appropriate federal and state officials.
      C.
	PREPAR
ATION OF THE REGISTRATION STATEMENT AND THE
PROSPECTUS/PROXY STATEMENT.  In connection with the Registration
Statement and
the Prospectus/Proxy Statement, each party hereto will cooperate with the other
and furnish to
the other the information relating to the Target Fund or Acquiring Fund, as the
case may be,
required by the Securities Act or the Securities Exchange Act of 1934
and the
rules and
regulations thereunder, as the case may be, to be set forth in the
Registration
Statement or the
Prospectus/Proxy Statement, as the case may be.  The Target Fund shall promptly
prepare for
filing with the SEC the Prospectus/Proxy Statement and the Acquiring
Fund shall
promptly
prepare and file with the SEC the Registration Statement, in which the Prospectus/Proxy
Statement will be included as a prospectus.  In connection with the
Registration
Statement,
insofar as it relates to the Target Fund and its affiliated persons, the Acquiring Fund shall only include such information as is approved by the Target Fund for use in the
Registration
Statement.  The Acquiring Fund shall not amend or supplement any such information
regarding the Target Fund and such affiliates without the prior written consent
of the Target
Fund which consent shall not be unreasonably withheld or delayed.  The
Acquiring
Fund shall
promptly notify and provide the Target Fund with copies of all amendments or
supplements
filed with respect to the Registration Statement.  The Acquiring Fund shall use
all reasonable
efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.  The Acquiring Fund shall also take
any action (other
than qualifying to do business in any jurisdiction in which it is now not so
qualified) required
to be taken under any applicable state securities laws in connection with the
issuance of the
Acquiring Fund Shares in the transactions contemplated by this
Agreement, and
the Target
Fund shall furnish all information concerning the Target Fund and the holders of
the Target
Fund's shares as may be reasonably requested in connection with any such action.
      D.	ACCESS
TO INFORMATION.  During the period prior to the Closing Date, the
Target Fund shall make available to the Acquiring Fund a copy of each report,
schedule,
registration statement and other document (the "Documents") filed or received by
it during
such period pursuant to the requirements of federal or state securities laws or
federal or state
banking laws (other than Documents which such party is not permitted to disclose
under
applicable law).  During the period prior to the Closing Date, the
Acquiring
Fund shall make
available to the Target Fund each Document pertaining to the transactions
contemplated
hereby filed or received by it during such period pursuant to federal or state
securities laws or
federal or state banking laws (other than Documents which such party is not
permitted to
disclose under applicable law).
      E.
	SHAREH
OLDERS MEETING.  The Target Fund shall call a meeting of the
Target Fund shareholders to be held as promptly as practicable for the purpose
of voting upon
the approval of this Agreement and the transactions contemplated herein,
and
shall furnish a
copy of the Prospectus/Proxy Statement and form of proxy to each shareholder of
the Target
Fund as of the record date for such meeting. The Target Fund Board shall recommend to the
Target Fund shareholders approval of this Agreement and the transactions contemplated herein, subject to fiduciary obligations under applicable law.
      F.
	COORDI
NATION OF PORTFOLIOS.  The Target Fund and Acquiring Fund
covenant and agree to coordinate the respective portfolios of the Target
Fund
and Acquiring
Fund from the date of the Agreement up to and including the Closing Date in
order that at
closing, when the Assets are added to the Acquiring Fund's portfolio, the
resulting portfolio
will meet the Acquiring Fund's investment objective, policies and restrictions
as set forth in
the Acquiring Fund Prospectus, a copy of which has been delivered to the
Target
Fund.
      G.
	DISTRI
BUTION OF THE SHARES.  At closing the Target Fund covenants
that it
shall cause to be distributed the Acquiring Fund Shares in the proper pro rata
amount for the
benefit of Target Fund shareholders and such that the Target Fund shall not
continue to hold
amounts of said shares so as to cause a violation of Section 12(d)(1) of the
1940 Act.  The
Target Fund covenants further that, pursuant to Section 3.G., it shall liquidate
and dissolve as
promptly as practicable after the Closing Date.  The Target Fund covenants to
use all
reasonable efforts to cooperate with the Acquiring Fund and the
Acquiring Fund's
transfer
agent in the distribution of said shares.
      H.
	BROKER
S OR FINDERS.  Except as disclosed in writing to the other
party prior
to the date hereof, each of the Target Fund and the Acquiring Fund represents
that no agent,
broker, investment banker, financial advisor or other firm or person is or will
be entitled to any
broker's or finder's fee or any other commission or similar fee in connection
with any of the
transactions contemplated by this Agreement, and each party shall hold the other
harmless
from and against any and all claims, liabilities or obligations with respect to
any such fees,
commissions or expenses asserted by any person to be due or payable in connection with any of the transactions contemplated by this Agreement on the basis of any act or
statement
alleged to have been made by such first party or its affiliate.
      I.
	ADDITI
ONAL AGREEMENT.  In case at any time after the Closing Date
any
further action is necessary or desirable in order to carry out the purposes of
this Agreement,
the proper directors, trustees and officers of each party to this
Agreement
shall take all such
necessary action.
      J.	PUBLIC
ANNOUNCEMENTS.  For a period of time from the date of this
Agreement to the Closing Date, the Target Fund and the Acquiring Fund
will
consult with
each other before issuing any press releases or otherwise making any public
statements with
respect to this Agreement or the transactions contemplated herein and shall not
issue any press
release or make any public statement prior to such consultation, except as may
be required by
law.
      K.	TAX
STATUS OF REORGANIZATION.  The intention of the parties is that the
transaction will qualify as a reorganization within the meaning of
Section
368(a) of the Code.
Neither the Acquiring Fund nor the Target Fund shall take any action or cause
any action to be
taken (including, without limitation, the filing of any tax return) that is
inconsistent with such
treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the
Acquiring Fund
and the Target Fund will take such action, or cause such action to be taken, as
is reasonably
necessary to enable Skadden, Arps, Slate, Meagher & Flom LLP
("Skadden"),
counsel to the
Acquiring Fund and the Target Fund, to render the tax opinion required herein.
      L.
	DECLAR
ATION OF DIVIDEND.  At or immediately prior to the Closing
Date,
the Target Fund shall declare and pay to its stockholders a dividend or other
distribution in an
amount large enough so that it will have distributed substantially all
(and in
any event not less
than 98%) of its investment company taxable income (computed without regard to
any
deduction for dividends paid) and realized net capital gain, if any, for the
current taxable year
through the Closing Date.
7.
	CONDIT
IONS TO OBLIGATIONS OF THE TARGET FUND.
      The obligations of the Target Fund hereunder with respect to the consummation of the
Reorganization are subject to the satisfaction of the following conditions,
unless waived in
writing by the Target Fund:
      A.
	SHAREH
OLDER APPROVAL.  This Agreement and the transactions
contemplated herein shall have been approved by the affirmative vote of the
holders of a
majority of the outstanding shares of the Target Fund.
      B.
	REPRES
ENTATIONS, WARRANTIES AND AGREEMENTS.  Each of the
representations and warranties of the Acquiring Fund contained herein shall be
true in all
material respects as of the Closing Date, and there shall have been no material
adverse change
in the financial condition, results of operations, business properties or assets
of the Acquiring
Fund as of the Closing Date, and the Target Fund shall have received a certificate of an authorized officer of the Acquiring Fund satisfactory in form and substance to
the Target Fund
so stating. The Acquiring Fund shall have performed and complied in all material respects with all agreements, obligations and covenants required by this
Agreement to be
so performed
or complied with by it on or prior to the Closing Date.
      C.
	REGIST
RATION STATEMENT EFFECTIVE.  The Registration Statement shall have become effective and no stop orders under the Securities Act pertaining
thereto shall
have been issued.
      D.
	REGULA
TORY APPROVAL.  All necessary approvals, registrations and
exemptions under federal and state securities laws shall have been obtained.
      E.	NO
INJUNCTIONS OR RESTRAINTS; ILLEGALITY.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of
competent
jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in
effect, nor shall
any proceeding by any state, local or federal government agency or entity
seeking any of the
foregoing be pending. There shall not have been any action taken or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the
transactions
contemplated by this Agreement which makes the consummation of the transactions
contemplated by this Agreement illegal or which has a material adverse effect on
business
operations of the Acquiring Fund.
      F.	TAX
OPINION.  The Target Fund shall have obtained an opinion from
Skadden,
counsel for the Target Fund, dated as of the Closing Date, addressed to the
Target Fund, that
the consummation of the transactions set forth in this Agreement comply with the
requirements of a reorganization as described in Section 368(a) of the
Code.
      G.
	OPINIO
N OF COUNSEL.
      (1)	The
Target Fund shall have received the opinion of Skadden, counsel for the
Acquiring Fund, dated as of the Closing Date, addressed to the Target
Fund
substantially in
the form and to the effect that:
      (a)	The
Equity Trust II is registered as an open-end, management
investment company under the 1940 Act.
      (b)	The
Equity Trust II is validly existing in good standing under the laws
of the State of Delaware.
      (c)	The
Acquiring Fund has the power and authority to execute, deliver
and
perform all of its obligations under the Agreement under the laws of the
State
of
Delaware.  The execution and delivery of the Agreement and the consummation by
the
Acquiring Fund of the transactions contemplated thereby have been duly authorized by all requisite statutory trust action on the part of the Acquiring Fund under the
laws of
the State of Delaware.  The Agreement has been duly executed and delivered by
the
Acquiring Fund under the laws of the State of Delaware.
      (d)	The
Agreement constitutes the valid and binding obligation of the
Acquiring Fund, enforceable against the Acquiring Fund in accordance with its
terms
under the applicable laws of the State of Delaware.
      (e)	The
execution and delivery by the Acquiring Fund of the Agreement and the performance by the Acquiring Fund of its obligations under the
Agreement
do
not conflict with the Agreement and Declaration of Trust or By-laws of the
Equity
Trust II.
      (f)
	Neithe
r the execution, delivery or performance by the Acquiring Fund of the Agreement nor the compliance by the Acquiring Fund with the terms
and
provisions thereof will contravene any provision of any applicable law of the
State of
Delaware or the United States of America.
      (g)	No
approval by any court, regulatory body, administrative agency or governmental body of the State of Delaware or the United States of America,
which
has not been obtained or taken and is not in full force and effect, is required
to
authorize, or is required in connection with, the execution or delivery of the
Agreement
by the Acquiring Fund or the enforceability of the Agreement against the
Acquiring
Fund.
      (h)	The
Acquiring Fund Shares have been duly authorized by the Equity
Trust II and, when delivered to the Target Fund in accordance with the terms of
the
Agreement, will be validly issued, fully paid and nonassessable and free
and
clear of
any preemptive rights or any similar rights arising under Delaware law or the
Equity
Trust II's Agreement and Declaration of Trust or its By-laws.
      H.
	OFFICE
R CERTIFICATES.  The Target Fund shall have received a
certificate of
an authorized officer of the Acquiring Fund, dated as of the Closing
Date,
certifying that the
representations and warranties set forth in Section 5 are true and correct on
the Closing Date,
together with certified copies of the resolutions adopted by the
Acquiring Fund
Board.
8.
	CONDIT
IONS TO OBLIGATIONS OF ACQUIRING FUND.
      The obligations of the Acquiring Fund hereunder with respect to the
consummation of
the Reorganization are subject to the satisfaction of the following conditions,
unless waived in
writing by the Acquiring Fund:
      A.
	REPRES
ENTATIONS, WARRANTIES AND AGREEMENTS.  Each of the
representations and warranties of the Target Fund contained herein shall be true
in all material
respects as of the Closing Date, and there shall have been no material adverse
change in the
financial condition, results of operations, business, properties or assets of
the Target Fund as
of the Closing Date, and the Acquiring Fund shall have received a certificate of
an authorized
officer of the Target Fund satisfactory in form and substance to the
Acquiring
Fund so stating.
The Target Fund shall have performed and complied in all material respects with
all
agreements, obligations and covenants required by this Agreement to be so
performed or
complied with by them on or prior to the Closing Date.
      B.
	REGIST
RATION STATEMENT EFFECTIVE.  The Registration Statement shall have become effective and no stop orders under the Securities Act pertaining
thereto shall
have been issued.
      C.
	REGULA
TORY APPROVAL.  All necessary approvals, registrations and
exemptions under federal and state securities laws shall have been obtained.
      D.	NO
INJUNCTIONS OR RESTRAINTS: ILLEGALITY.  No Injunction preventing the consummation of the transactions contemplated by this Agreement shall be in
effect, nor
shall any proceeding by any state, local or federal government agency or entity
seeking any of
the foregoing be pending.  There shall not have been any action taken, or any
statute, rule,
regulation or order enacted, entered, enforced or deemed applicable to the
transactions
contemplated by this Agreement, which makes the consummation of the transactions
contemplated by this Agreement illegal.
      E.	TAX
OPINION. The Acquiring Fund shall have obtained an opinion from Skadden, counsel for the Acquiring Fund, dated as of the Closing Date, addressed to the
Acquiring Fund, that the consummation of the transactions set forth in this
Agreement comply
with the requirements of a reorganization as described in Section 368(a)
of the
Code.
      F.
	OPINIO
N OF COUNSEL.
      (1)	The
Acquiring Fund shall have received the opinion of Skadden,
counsel for
the Target Fund, dated as of the Closing Date, addressed to the
Acquiring Fund,
substantially
in the form and to the effect that:
      (a)	The
Series Fund is registered as an open-end, management investment company under the 1940 Act.
      (b)
	Neithe
r the execution, delivery or performance by the Target Fund of the Agreement nor the compliance by the Target Fund with the terms and provisions
thereof will contravene any provision of any applicable law of the
United States
of
America.
      (c)	No
approval by any court, regulatory body, administrative agency or governmental body of the United States of America, which has not been obtained
or
taken and is not in full force and effect, is required to authorize, or is
required in
connection with, the execution or delivery of the Agreement by the
Target Fund
or the
enforceability of the Agreement against the Target Fund.
      (2)	The
Acquiring Fund shall have received the opinion of Miles &
Stockbridge
P.C. ("Miles & Stockbridge"), Maryland counsel for the Target Fund, dated as of
the Closing
Date, addressed to the Acquiring Fund substantially in the form and to the
effect that:
      (a)	The
Series Fund is validly existing in good standing under the laws of
the State of Maryland.
      (b)	The
Target Fund has the corporate power and authority to execute, deliver and perform all of its obligations under the Agreement under the laws of
the
State of Maryland. The execution and delivery of the Agreement and the consummation by the Target Fund of the transactions contemplated thereby have been
duly authorized by all requisite corporate action on the part of the
Target Fund
under
the laws of the State of Maryland.  The Agreement has been duly executed
and
delivered by the Target Fund under the laws of the State of Maryland.
      (c)	The
Agreement constitutes the valid and binding obligation of the
Target Fund, enforceable against the Target Fund in accordance with its terms
under
the applicable laws of the State of Maryland.
      (d)	The
execution and delivery by the Target Fund of the Agreement and the performance by the Target Fund of its obligations under the
Agreement do not
conflict with the Articles of Incorporation or By-laws of the Series
Fund.
      (e)
	Neithe
r the execution, delivery or performance by the Target Fund of the Agreement nor the compliance by the Target Fund with the terms and provisions
thereof will contravene any provision of any applicable law of the State of
Maryland.
      (f)	No
approval by any court, regulatory body, administrative agency or governmental body of the State of Maryland, which has not been obtained or taken
and
is not in full force and effect, is required to authorize, or is required in
connection with,
the execution or delivery of the Agreement by the Target Fund or the consummation
by the Target Fund of the transactions contemplated thereby.
      G.
	SHAREH
OLDER LIST.  The Target Fund shall have delivered to the
Acquiring
Fund an updated list of all shareholders of the Target Fund, as reported by the
Target Fund's
transfer agent, as of one (1) business day prior to the Closing Date, with each
shareholder's
respective holdings in the Target Fund, taxpayer identification numbers,
Form W-
9 and last
known address.
      H.
	OFFICE
R CERTIFICATES.  The Acquiring Fund shall have received a
certificate
of an authorized officer of the Target Fund, dated as of the Closing
Date,
certifying that the
representations and warranties set forth in Section 4 are true and correct on
the Closing Date,
together with certified copies of the resolutions adopted by the Target
Fund
Board and Target
Fund shareholders.
9.
	AMENDM
ENT, WAIVER AND TERMINATION.
      A.	The
parties hereto may, by agreement in writing authorized by the their respective
Boards, amend this Agreement at any time before or after approval thereof by the
shareholders
of the Target Fund; provided, however, that after receipt of Target Fund shareholder approval, no amendment shall be made by the parties hereto which substantially changes the
terms of
Sections 1, 2 and 3 hereof without obtaining Target Fund shareholder approval
thereof.
      B.	At any
time prior to the Closing Date, either of the parties may by written
instrument signed by it (i) waive any inaccuracies in the
representations and
warranties made
to it contained herein and (ii) waive compliance with any of the covenants or
conditions made
for its benefit contained herein.  No delay on the part of either party in
exercising any right,
power or privilege hereunder shall operate as a waiver thereof, nor shall any
waiver on the part
of any party of any such right, power or privilege, or any single or partial
exercise of any such
right, power or privilege, preclude any further exercise thereof or the exercise
of any other
such right, power or privilege.
      C.	This
Agreement may be terminated and the transactions contemplated herein may
be abandoned at any time prior to the Closing Date:
      (1)	by the
consent of the Target Fund Board and the Acquiring Fund
Board;
      (2)	by the
Target Fund, if the Acquiring Fund breaches in any material
respect any
of its representations, warranties, covenants or agreements contained in this
Agreement;
      (3)	by the
Acquiring Fund, if the Target Fund breaches in any material
respect any
of its representations, warranties, covenants or agreements contained in this
Agreement;
      (4)	by
either the Target Fund or the Acquiring Fund, if the closing has not occurred
on or prior to December 22, 2004 (provided that the right to terminate this
Agreement
pursuant to this subsection C.(4) shall not be available to any party whose
failure to fulfill any
of its obligations under this Agreement has been the cause of or resulted in the
failure of the
closing to occur on or before such date);
      (5)	by the
Acquiring Fund in the event that: (a) all the conditions
precedent to the
Acquiring Fund's obligation to close, as set forth in Section 8 of this Agreement, have been fully satisfied (or can be fully satisfied at the closing); (b) the
Acquiring
Fund gives the Target
Fund written assurance of its intent to close irrespective of the satisfaction
or nonsatisfaction
of all conditions precedent to the Target Fund's obligation to close, as set
forth in Section 7 of
this Agreement; and (c) the Target Fund then fails or refuses to close within
the earlier of five
(5) business days or December 22, 2004; or
      (6)	by the
Target Fund in the event that: (a) all the conditions
precedent to the
Target Fund's obligation to close, as set forth in Section 7 of this
Agreement,
have been fully
satisfied (or can be fully satisfied at the closing); (b) the Target
Fund gives
the Acquiring Fund
written assurance of its intent to close irrespective of the satisfaction or
nonsatisfaction of all
the conditions precedent to the Acquiring Fund's obligation to close, as set
forth in Section 8
of this Agreement; and (c) the Acquiring Fund then fails or refuses to close
within the earlier
of five (5) business days or December 22, 2004.
10.
	REMEDI
ES.
      In the event of termination of this Agreement by either or both of the
Target Fund and
Acquiring Fund pursuant to Section 9.C., written notice thereof shall forthwith
be given by the
terminating party to the other party hereto, and this Agreement shall therefore
terminate and
become void and have no effect, and the transactions contemplated herein
and
thereby shall be
abandoned without further action by the parties hereto.
11.
	SURVIV
AL OF WARRANTIES AND INDEMNIFICATION.
      A.
	SURVIV
AL.  The representations and warranties included or provided for herein,
or in the schedules or other instruments delivered or to be delivered pursuant
hereto, shall
survive the Closing Date for a three (3) year period, except that any representation or warranty with respect to taxes shall survive for the expiration of the statutory period
of limitations for
assessments of tax deficiencies as the same may be extended from time to time by
the
taxpayer.  The covenants and agreements included or provided for herein shall
survive and be
continuing obligations in accordance with their terms. The period for which a
representation,
warranty, covenant or agreement survives shall be referred to hereinafter as the
"Survival
Period." Notwithstanding anything set forth in the immediately preceding sentence, the right of the Acquiring Fund and the Target Fund to seek indemnity pursuant to this
Agreement shall
survive for a period of ninety (90) days beyond the expiration of the
Survival
Period of the
representation, warranty, covenant or agreement upon which indemnity is sought.
In no event
shall the Acquiring Fund or the Target Fund be obligated to indemnify the other
if indemnity
is not sought within ninety (90) days of the expiration of the applicable
Survival Period.
      B.
	INDEMN
IFICATION.  Each party (an "Indemnitor") shall indemnify and hold the
other and its directors, trustees, officers, agents and persons controlled by or
controlling any of
them (each an "Indemnified Party") harmless from and against any and all losses,
damages,
liabilities, claims, demands, judgments, settlements, deficiencies, taxes,
assessments, charges,
costs and expenses of any nature whatsoever (including reasonable attorneys'
fees), including
amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with
the defense or
disposition of any claim, action, suit or other proceeding, whether civil or
criminal, before any
court or administrative or investigative body in which such Indemnified
Party
may be or may
have been involved as a party or otherwise or with which such
Indemnified Party
may be or
may have been threatened (collectively, the "Losses") arising out of or related
to any claim of
a breach of any representation, warranty or covenant made herein by the Indemnitor, provided, however, that no Indemnified Party shall be indemnified hereunder against any
Losses arising
directly from such Indemnified Party's (i) willful misfeasance, (ii) bad faith,
(iii) gross
negligence or (iv) reckless disregard of the duties involved in the conduct of
such Indemnified
Party's position.
      C.
	INDEMN
IFICATION PROCEDURE.  The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments,
assessments,
costs and expenses in respect of which indemnity may be sought hereunder.  The
Indemnified
Party shall give written notice to the Indemnitor within the earlier of ten (10)
days of receipt of
written notice to the Indemnified Party or thirty (30) days from discovery by
the Indemnified
Party of any matters which may give rise to a claim for indemnification
or
reimbursement
under this Agreement.  The failure to give such notice shall not affect the
right of the
Indemnified Party to indemnity hereunder unless such failure has materially and
adversely
affected the rights of the Indemnitor; provided that in any event such notice
shall have been
given prior to the expiration of the Survival Period.  At any time after ten
(10) days from the
giving of such notice, the Indemnified Party may, at its option, resist, settle
or otherwise
compromise, or pay such claim unless it shall have received notice from the
Indemnitor that
the Indemnitor intends, at the Indemnitor's sole cost and expense, to assume the
defense of any
such matter, in which case the Indemnified Party shall have the right, at no
cost or expense to
the Indemnitor, to participate in such defense.  If the Indemnitor does not
assume the defense
of such matter, and in any event until the Indemnitor states in writing that it
will assume the
defense, the Indemnitor shall pay all costs of the Indemnified Party arising out
of the defense
until the defense is assumed; provided, however, that the Indemnified
Party
shall consult with
the Indemnitor and obtain the Indemnitor's prior written consent to any payment
or settlement
of any such claim.  The Indemnitor shall keep the Indemnified Party fully
apprised at all times
as to the status of the defense.  If the Indemnitor does not assume the defense,
the Indemnified
Party shall keep the Indemnitor apprised at all times as to the status of the
defense.  Following
indemnification as provided for hereunder, the Indemnitor shall be subrogated to
all rights of
the Indemnified Party with respect to all third parties, firms or corporations
relating to the
matter for which indemnification has been made.
12.
	SURVIV
AL.
      The provisions set forth in Sections 10, 11 and 16 hereof shall survive
the termination
of this Agreement for any cause whatsoever.
13.
	NOTICE
S.
      All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage
prepaid.  Notice
to the Target Fund shall be addressed to the Target Fund c/o Van Kampen
Asset
Management,
1221 Avenue of the Americas, New York, New York  10020, Attention:
General
Counsel, or
at such other address as the Target Fund may designate by written notice to the
Acquiring
Fund.  Notice to the Acquiring Fund shall be addressed to the Acquiring
Fund c/o
Van
Kampen Asset Management, 1221 Avenue of the Americas, New York, New York
10020,
Attention: General Counsel, or at such other address and to the attention of
such other person
as the Acquiring Fund may designate by written notice to the Target
Fund.  Any
notice shall
be deemed to have been served or given as of the date such notice is delivered
personally or
mailed.
14.
	SUCCES
SORS AND ASSIGNS.
      This Agreement shall be binding upon and inure to the benefit of the
parties hereto and
their successors and assigns.  This Agreement shall not be assigned by any party
without the
prior written consent of the other party hereto.
15.	BOOKS
AND RECORDS.
      The Target Fund and the Acquiring Fund agree that copies of the books and records of the Target Fund relating to the Assets including, but not limited to, all files, records, written materials (e.g., closing transcripts, surveillance files and credit reports) shall be delivered by the Target Fund to the Acquiring Fund on or prior to the Closing Date. In addition to, and without limiting the foregoing, the Target Fund and the Acquiring Fund agree to take such action as may be necessary in order that the Acquiring Fund shall have reasonable access to such other books and records as may be reasonably requested, all for three (3) complete fiscal and tax years after the Closing Date; namely, general ledgers, journal entries, voucher registers, distribution journals, payroll registers, monthly balance owing reports, income tax returns, tax depreciation schedules and investment tax credit basis schedules.
16.
	GENERA
L.
      This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be amended, modified or changed or terminated orally. This
Agreement
may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Target Fund and Acquiring Fund and delivered to each of the parties hereto.
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is for the sole benefit of the parties hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.
This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts or choice of law.


IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.
VAN KAMPEN EQUITY TRUST II
On Behalf of Its Series,
Van Kampen International Advantage Fund


________________________
By:  	James
M. Dykas
Title:  Treasurer


Attest:






Elizabeth Nelson
Assistant Secretary



VAN KAMPEN SERIES FUND, INC.
On Behalf of Its Series,
Van Kampen International Magnum Fund


_________________________
By:
	Stefan
ie V. Chang
Title:  Vice President


Attest:






Elizabeth Nelson
Assistant Secretary






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